BY E-MAIL

________________

Re: Form of Grant of Restricted Stock

Dear _________________:

As you know, I am pleased to inform you that, effective as of __________, upon the terms and subject to the conditions set forth in this letter (this “Letter Agreement”), Sigma Labs, Inc. (the “Company”) granted you _________ shares of common stock of the Company, based on a stock price of $____ per share (the “Shares”), under the Company’s 2013 Equity Incentive Plan, as amended (the “Plan”). A copy of the Plan, as in effect on the date hereof, is attached as Exhibit A.

The Shares will “vest” in four successive quarterly installments of _______ Shares each, beginning on __________ which is the first quarterly anniversary of the __________ grant date, provided, however, that an installment shall not vest if you are not a director of the Company as of the applicable quarterly anniversary date (collectively, the “Unvested Shares”).

The Company will retain custody of certificates representing the Unvested Shares, accompanied by a stock power in blank executed by you, as provided below, until the Unvested Shares represented by the certificates vest. Upon your written request at any time, the Company will deliver to you a stock certificate in your name representing the vested shares. If any of the Unvested Shares have not vested at the time that you are no longer a director of the Company, such Unvested Shares will be deemed automatically forfeited by you, and you will thereafter have no right or claim to such Unvested Shares.

Upon receipt of the certificate(s) for the Unvested Shares, please deliver such certificate(s), together with an Assignment Separate from Certificate, in substantially the form of that attached as Exhibit B, executed in blank by you, with respect to each such certificate, to the Secretary of the Company to hold in escrow for so long as such Unvested Shares remain restricted stock, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Letter Agreement in accordance with its terms. In so doing, you acknowledge that the appointment of the Secretary of the Company as the escrow holder hereunder with the stated authorities is a material inducement to the Company to make this Letter Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. Such escrow holder will not be liable to any party to this Letter Agreement (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time.

Under Section 83 of the Internal Revenue Code (the “Code”), restricted stock is taxable to the holder based on its value as and when the forfeiture provisions lapse. However, you may make an election under Section 83(b) of the Code to be taxed on the value of the Shares at the date of grant (which value shall be determined without regard to any restrictions set forth in this Letter Agreement or otherwise) at ordinary income rates, subject to payroll tax withholding.

If you make a timely Section 83(b) election (i.e., on or before January 30, 2019), you agree to immediately pay the Company the amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding requirements. A form of election under Section 83(b) of the Code is attached as Exhibit C. If you do not make a timely Section 83(b) election, you agree to, either at each time that the Share restrictions lapse under this Letter Agreement or at the time withholding is otherwise required by any applicable law, pay the Company the amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding requirements.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, or if the Company effects a spin-off of the Company’s subsidiary, if any, any new, substituted or additional securities or other property (including money paid) which is by reason of any such transaction distributed to you with respect to the Shares shall be immediately subject to the restrictions imposed hereunder. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares and the Company may require the establishment of an escrow account for any property or money distributed with respect to the Shares covered by such restrictions.

Further, notwithstanding any other provision of this Letter Agreement, you agree that no Share is transferable or otherwise subject to disposition or hypothecation as long as the Share remains forfeitable as provided in this Letter Agreement. Also, you agree that you shall not sell any of the Shares unless such sale is in compliance with the Company’s Insider Trading Policy.

After you have reviewed the terms of this Letter Agreement, please sign below to indicate your consent and agreement, and return a signed copy to me at your earliest convenience. Please have your spouse, if any, execute a Consent of Spouse, in substantially the form of that attached as Exhibit D. This Letter Agreement may be executed in counterparts, all of which together shall constitute but one and the same instrument.

Lastly, notwithstanding anything to the contrary, you acknowledge and agree that the Shares are subject to a right of first refusal (“Right of First Refusal”) of the Company set forth in Exhibit E of this Letter Agreement. Except in compliance with such Right of First Refusal, you shall not sell or otherwise transfer any Shares.

Please do not hesitate to contact me if you have any questions regarding this Letter Agreement or the Plan.

Very Truly Yours,
SIGMA LABS, INC.

By:
John Rice
Chief Executive Officer
3900 Paseo del Sol
Santa Fe, New Mexico 87507

Consented and Agreed:

EXHIBIT A

2013 EQUITY INCENTIVE PLAN

[SEE ATTACHED]

EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I, ________, hereby sell, assign and transfer to Sigma Labs, Inc. (the “Company”) _____________ shares of its Common Stock standing in my name on the books of such Company, and do hereby irrevocably constitute and appoint the Secretary of the Company with full power and authority to transfer such shares of Common Stock on the books of the Company with full power of substitution in the premises.

Dated: _________, _______
Signature

This Assignment Separate from Certificate was executed in conjunction with the terms of a restricted stock letter agreement between the above assignor and the Company, effective as of __________, and shall not be used in any manner except as provided in such letter agreement.

EXHIBIT C

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1. The name, address and social security number of the undersigned:

Name:____________________________

Address: __________________________

_________________________________

Social Security No. __________________

2. Description of property with respect to which the election is being made:

____________ shares of common stock, $0.001 par value per share (the “Shares”), of Sigma Labs, Inc., a Nevada corporation (the “Company”).

3. The date on which the property was transferred is __________.

4. The taxable year to which this election relates is calendar year _________.

5. All __________ of the Shares are subject to the provisions of a Letter Agreement. Such shares are subject to forfeiture under the terms of such Letter Agreement.

6. The fair market value of the property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse): $_____ per share x ________shares = $__________

7. The amount paid by taxpayer for the property was nothing.

8. The undersigned taxpayer will file this election with the Internal Revenue Service office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of the transfer of the property. A copy of the election also will be furnished to the Company. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

Dated: _______, ______
Taxpayer’s Name

Taxpayer’s Spouse’s Name

PROCEDURES FOR MAKING ELECTION
UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:

A. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Date of Award of your Restricted Stock.

B. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

C. You must file another copy of the election form with your federal income tax return for the taxable year in which the stock is transferred to you. It is suggested that a copy also be attached to the state income tax return that you file for that year.

EXHIBIT D

CONSENT OF SPOUSE

The undersigned, being the spouse of the recipient of the Shares who is a signatory to the above Letter Agreement, hereby acknowledges that the undersigned has read and is familiar with the provisions of such Letter Agreement, and agrees thereto and joins therein to the extent, if any, that the undersigned’s agreement and joinder may be necessary; and the undersigned hereby further agrees that the recipient of the Shares may join in any future amendments or modifications of such Letter Agreement without any further signature, acknowledgment, agreement or consent by the undersigned.

Dated: __________, _____

EXHIBIT E

Right of First Refusal

(a) Right of First Refusal. Before any Shares held by you may be sold or otherwise transferred (collectively, “Transfer” or “Transferred”), you must provide the Company with a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (a) (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. Before you may Transfer any Shares, you shall deliver to the Company a notice (the “Notice”) stating your desire to Transfer such Shares and the number of Shares to be Transferred. You shall deliver the Notice to the Company, and such Notice shall be deemed to have been received by the Company, only as follows: (a) if hand delivered to the Company’s Chief Executive Officer or the Company’s Chief Financial Officer, upon written confirmation (including by e-mail) of receipt by such officer and the time of delivery of the Notice; or (b) if sent by e-mail in the same e-mail to the Company’s Chief Executive Officer and Chief Financial Officer, upon written confirmation (including by e-mail) of transmission by at least one such officer.

(ii) Exercise of Right of First Refusal. Subject to the last sentence of this Section (a)(ii), at any time within one day after receipt of the Notice, the Company may, by giving written notice (“Company Notice”) to you, elect, in its sole discretion, to waive the Right of First Refusal, in full or in part, or elect, in its sole discretion, to purchase any or all of the Shares proposed to be Transferred, at a price per Share equal to the average of the opening price and the closing price of the Company’s common stock on the date the Notice is delivered to the Company (the “Purchase Price”). The Company shall deliver the Company Notice to you only by hand delivery (with written confirmation (including by e-mail) of delivery) or e-mail to you by the Company’s Chief Executive Officer (or the Company’s Chief Financial Officer in the absence of the Chief Executive Officer). If the Company does not deliver the Company Notice to you by the later of (a) 24 hours after the Notice is delivered to the Company, or (b) 3:30 pm (Eastern Time) on the day following the date the Notice is delivered to the Company, the Company shall be deemed to have waived the Right of First Refusal in full as to the applicable Transfer.

(iii) Payment. If the Company exercises its Right of First Refusal as to a particular Transfer, payment by the Company of the Purchase Price shall be made in cash (by check or wire) for all of the Shares purchased by the Company pursuant to such exercise within two business days following the date the applicable Notice is delivered to the Company.

(iv) Your Right to Transfer. If any of the Shares proposed in a Notice to be Transferred are not purchased by the Company as provided in this Section (a), then, subject to the terms and restrictions under the Letter Agreement between you and the Company covering the Shares, you may Transfer any unpurchased Shares specified in the Notice, provided, however, that you agree and understand that your failure to comply with this Section (a) will subject your benefit from the Transfer of such Shares to be forfeited and repaid to the Company, and you agree to do so within ten days of notification by the Company.

(v) Exception for Certain Family Transfers. Anything to the contrary contained in this Section (a) notwithstanding, subject to the terms and restrictions under the Letter Agreement between you and the Company covering the Shares, the Transfer of any or all of the Shares during your lifetime or on your death by will or intestacy to your Immediate Family or a trust for the benefit of your Immediate Family shall be exempt from the provisions of this Section (a). “Immediate Family” as used herein shall mean lineal descendant or antecedent, spouse (or spouse’s antecedents), father, mother, brother or sister (or their descendants), stepchild (or their antecedents or descendants), aunt or uncle (or their antecedents or descendants), brother-in-law or sister-in-law (or their antecedents or descendants) and shall include adoptive relationships. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section (a), and there shall be no further transfer of such Shares except in accordance with the terms of this Section (a).